Exhibit 99.1

Appian Announces Third Quarter 2017 Financial Results
Subscription revenue increased 35% year-over-year to $20.7 million
Total revenue increased 45% year-over-year to $44.6 million

Reston, VA – November 2, 2017 – Appian (NASDAQ: APPN) today announced financial results for the third quarter ended September 30, 2017.
"In the third quarter, our subscription revenue grew 35% year-over-year and our subscription revenue retention rate has risen three consecutive quarters from 112% to 122%. Customers and prospects are choosing to differentiate themselves by managing their core business functions on our platform," said Matt Calkins, Founder and CEO, Appian.
Third Quarter 2017 Financial Highlights:

•
Revenue: Subscription revenue was $20.7 million for the third quarter of 2017, up 35% compared to the third quarter of 2016. Total subscriptions, software and support revenue was $22.7 million for the third quarter of 2017, an increase of 28% year over year. Professional services revenue was $22.0 million for the third quarter of 2017, an increase of 68% year over year. Total revenue was $44.6 million for the third quarter of 2017, up 45% compared to the third quarter of 2016. Subscription revenue retention rate for the third quarter of 2017 was 122%.

•
Operating loss and non-GAAP operating loss: GAAP operating loss was $(6.5) million for the third quarter of 2017, compared to $(6.2) million for the third quarter of 2016. Non-GAAP operating loss was $(4.9) million for the third quarter of 2017, compared to $(6.2) million for the third quarter of 2016.

•
Net loss and non-GAAP net loss: GAAP net loss was $(6.3) million for the third quarter of 2017, compared to $(4.7) million for the third quarter of 2016. GAAP net loss per basic and diluted share attributable to common stockholders was $(0.10) for the third quarter of 2017 based on 60.2 million weighted average shares outstanding, compared to $(0.14) per basic and diluted share for the third quarter of 2016 based on 34.3 million weighted average shares outstanding. Non-GAAP net loss was $(4.7) million for the third quarter of 2017, compared to $(4.7) million for the third quarter of 2016. Non-GAAP net loss per basic and diluted share was $(0.08) for the third quarter of 2017, based on 60.2 million weighted average shares outstanding, compared to $(0.09) basic and diluted share for the third quarter of 2016, based on 52.4 million weighted average shares outstanding.

•
Balance sheet and cash flows: As of September 30, 2017, Appian had cash and cash equivalents of $72.3 million. Cash used in operating activities was $(10.1) million for the nine months ended September 30, 2017, compared to $(7.8) million for the same period in 2016.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•
Appian named a Leader by Forrester Research, Inc. in their “The Forrester Wave™: Low-Code Development Platforms For AD&D Pros, Q4 2017” report. Appian received the highest score as a declarative tool for low-code development. The report states that Appian has “prospered by addressing engagement applications, intermediate process and workflow applications, and portals and other aggregated user interfaces — the sweet spots for low-code development platforms.”

•
Extended deployment options so that organizations can now deploy Appian’s digital transformation platform on Microsoft Azure IaaS, bringing Appian’s powerful process management and fast low-code development to Azure’s Infrastructure as a Service (IaaS). This will allow customers to benefit from Appian and Azure in their digital business transformation initiatives while extending the deployment options currently provided to Appian customers, helping them build an environment that best suits their security, regulatory, and compliance needs.

•
Announced that University of South Florida (USF) has developed a comprehensive skills training and job placement program that prepares students for careers in the emerging world of low-code application development. The program, led by USF Chief Information Officer Sidney Fernandes, utilizes the Appian platform and Appian Trainers and resources.

Financial Outlook:
As of November 2, 2017, guidance for the fourth quarter 2017 and full year 2017 is as follows:

•	Fourth Quarter 2017 Guidance:

◦	Subscription revenue is expected to be in the range of $22.2 million and $22.4 million, representing year-over-year growth of between 34% and 35%.

◦	Total revenue is expected to be in the range of $41.4 million and $41.9 million, representing year-over-year growth of between 23% and 24%.

◦	Non-GAAP operating loss is expected to be in the range of $(9.7) million and $(9.2) million.

◦	Non-GAAP net loss per basic and diluted share is expected to be in the range of $(0.16) and $(0.15). This assumes 60.5 million weighted average common shares outstanding.

•	Full Year 2017 Guidance:

◦	Subscription revenue is expected to be in the range of $81.5 million and $81.7 million, representing year-over-year growth of 36%.

◦	Total revenue is expected to be in the range of $167.6 million and $168.1 million, representing year-over-year growth of 26%.

◦	Non-GAAP operating loss is expected to be in the range of $(23.6) million and $(23.1) million.

◦	Non-GAAP net loss per basic and diluted share is expected to be in the range of $(0.39) and $(0.38). This assumes 57.1 million non-GAAP weighted average common shares outstanding.

Conference Call Details:
Appian will host a conference call today, November 2, 2017, at 5:00 p.m. ET to discuss the Company’s financial results for the third quarter ended September 30, 2017 and business outlook.
The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally.  Following the call, an archived webcast will be available at the same location on the Investor Relations page.  A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13672054.

About Appian
Appian provides a leading low-code software development and business process management (BPM) platform that enables organizations to rapidly develop powerful and unique applications. The applications created on Appian’s platform help companies drive digital transformation and competitive differentiation. For more information, visit www.appian.com.
Non-GAAP Financial Information
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.
Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full-year 2017, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 2, 2017 and reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Staci Mortenson
ICR for Appian
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of September 30, 2017	As of December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$72,289	$31,143
Accounts receivable, net of allowance of $400	41,399	46,814
Deferred commissions, current	7,719	7,146
Prepaid expenses and other current assets	6,318	3,281
Total current assets	127,725	88,384
Property and equipment, net	2,737	3,101
Deferred commissions, net of current portion	11,343	10,860
Deferred tax assets	107	12
Other assets	414	381
Total assets	$142,326	$102,738
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,712	$5,057
Accrued expenses	5,977	2,860
Accrued compensation and related benefits	9,742	9,554
Deferred revenue, current	57,181	52,000
Current portion of long-term debt	—	6,111
Other current liabilities	574	437
Total current liabilities	76,186	76,019
Long-term debt, net of current portion	—	13,889
Deferred tax liabilities	35	32
Deferred revenue, net of current portion	14,577	18,108
Preferred stock warrant liability	—	850
Other long-term liabilities	1,624	1,917
Total liabilities	92,422	110,815
Convertible preferred stock
Series A convertible preferred stock—par value $0.0001; no shares authorized, issued or outstanding as of September 30, 2017; 12,127,468 shares authorized and 12,043,108 shares issued and outstanding as of December 31, 2016	—	17,915
Series B convertible preferred stock—par value $0.0001; no shares authorized, issued or outstanding as of September 30, 2017; 6,120,050 shares authorized, issued and outstanding as of December 31, 2016	—	37,500
Stockholders’ equity (deficit)
Common stock—par value $0.0001; no shares authorized, issued or outstanding as of September 30, 2017; 61,462,320 shares authorized and 34,274,718 shares issued and outstanding as of December 31, 2016	—	3
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 7,203,271 shares issued and outstanding as of September 30, 2017; no shares authorized, issued or outstanding as of December 31, 2016	1	—
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 53,073,459 shares issued and outstanding as of September 30, 2017; no shares authorized, issued or outstanding as of December 31, 2016	5	—
Additional paid-in capital	138,767	—
Accumulated other comprehensive income	451	1,330
Accumulated deficit	(89,320)	(64,825)
Total stockholders’ equity (deficit)	49,904	(63,492)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$142,326	$102,738

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Subscriptions, software and support	$22,660	$17,668	$66,116	$50,607
Professional services	21,988	13,077	60,059	48,569
Total revenue	44,648	30,745	126,175	99,176
Cost of revenue:
Subscriptions, software and support	2,341	1,890	6,891	5,508
Professional services	14,272	9,315	39,049	34,016
Total cost of revenue	16,613	11,205	45,940	39,524
Gross profit	28,035	19,540	80,235	59,652
Operating expenses:
Sales and marketing	19,725	14,480	59,503	39,477
Research and development	8,596	6,702	25,867	16,925
General and administrative	6,237	4,531	19,721	12,779
Total operating expenses	34,558	25,713	105,091	69,181
Operating loss	(6,523)	(6,173)	(24,856)	(9,529)
Other (income) expense:
Other (income) expense, net	(425)	(67)	(1,658)	129
Interest (income) expense	(2)	243	451	726
Total other (income) expense	(427)	176	(1,207)	855
Net loss before income taxes	(6,096)	(6,349)	(23,649)	(10,384)
Income tax expense (benefit)	188	(1,610)	489	(2,106)
Net loss	(6,284)	(4,739)	(24,138)	(8,278)
Accretion of dividends on convertible preferred stock	—	214	357	642
Net loss attributable to common stockholders	$(6,284)	$(4,953)	$(24,495)	$(8,920)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.10)	$(0.14)	$(0.53)	$(0.26)
Weighted average common shares outstanding:
Basic and diluted	60,204,596	34,274,718	45,855,044	34,274,718

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenue
Subscriptions, software and support	$80	$—	$484	$—
Professional services	142	—	1,126	—
Operating expenses
Sales and marketing	359	—	2,782	—
Research and development	256	—	2,458	—
General and administrative	737	—	4,069	—
Total stock-based compensation expense	$1,574	$—	$10,919	$—

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(24,138)	$(8,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	673	567
Bad debt expense	—	4
Deferred income taxes	(91)	(883)
Stock-based compensation	10,919	—
Fair value adjustment for warrant liability	341	200
Loss on extinguishment of debt	384	—
Changes in assets and liabilities:
Accounts receivable	4,329	6,208
Prepaid expenses and other assets	(3,184)	(2,360)
Deferred commissions	(1,056)	(1,389)
Accounts payable and accrued expenses	1,202	(2,931)
Accrued compensation and related benefits	(339)	1,617
Other current liabilities	(75)	(1,377)
Deferred revenue	1,043	374
Other long-term liabilities	(143)	433
Net cash used in operating activities	(10,135)	(7,815)
Cash flows from investing activities:
Purchases of property and equipment	(295)	(935)
Net cash used in investing activities	(295)	(935)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	80,213	—
Payment of deferred initial public offering costs	(2,424)	—
Payment of dividend to Series A preferred stockholders	(7,565)	—
Proceeds from exercise of common stock options	664	—
Proceeds from issuance of long-term debt, net of debt issuance costs	19,616	20,000
Repayment of long-term debt	(40,000)	(10,000)
Net cash provided by financing activities	50,504	10,000
Effect of foreign exchange rate changes on cash and cash equivalents	1,072	(907)
Net increase in cash and cash equivalents	41,146	343
Cash and cash equivalents, beginning of period	31,143	31,393
Cash and cash equivalents, end of period	$72,289	$31,736
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$643
Cash paid for income taxes	$484	$580
Supplemental disclosure of non-cash financing activities:
Conversion of convertible preferred stock to common stock	$48,207	$—
Conversion of convertible preferred stock warrant to common stock warrant	$1,191	$—
Accretion of dividends on convertible preferred stock	$357	$642

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(6,523)	$(6,173)	$(24,856)	$(9,529)
Add back:
Stock-based compensation expense	1,574	—	10,919	—
Non-GAAP operating loss	$(4,949)	$(6,173)	$(13,937)	$(9,529)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(6,284)	$(4,739)	$(24,138)	$(8,278)
Add back:
Stock-based compensation expense	1,574	—	10,919	—
Change in fair value of warrant liability	—	—	341	200
Loss on extinguishment of debt	—	—	384	—
Non-GAAP net loss	$(4,710)	$(4,739)	$(12,494)	$(8,078)

Non-GAAP earnings per share:
Non-GAAP net loss	$(4,710)	$(4,739)	$(12,494)	$(8,078)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,204,596	52,437,876	55,901,333	52,437,876
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.09)	$(0.22)	$(0.15)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.14)	$(0.53)	$(0.26)
Add back:
Non-GAAP adjustments to net loss per share	0.02	0.05	0.31	0.11
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.09)	$(0.22)	$(0.15)

Reconciliation of non-GAAP weighted average shares outstanding, basic and diluted:
GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,204,596	34,274,718	45,855,044	34,274,718
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	18,163,158	10,046,289	18,163,158
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	60,204,596	52,437,876	55,901,333	52,437,876